Exhibit 5.1

Proskauer Rose LLP 1585 Broadway New York, NY 10036-8299

March 4, 2010

Ladies and Gentlemen:

We have acted as special counsel for Overseas Shipholding Group, Inc., a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, shares of common stock, par value $1.00 per share (the "Common Stock") of the Company.

In connection with rendering this opinion, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, without limitation: (i) the certificate of incorporation of the Company, as amended to date; (ii) the by-laws of the Company, as amended to date; (iii) the Registration Statement, together with the exhibits filed as a part thereof; and (iv) the prospectus included in the Registration Statement.

In connection with this opinion, we have assumed that:

(1)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(2)	a Prospectus Supplement will have been prepared and filed with the Commission describing the Common Stock offered thereby;

(3)
all Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and

(4)
a definitive purchase, underwriting or similar agreement with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon and subject to the foregoing, we are of the opinion that, when the Company has taken all necessary action to approve the issuance of such Common Stock, the terms of the offering thereof and related matters and the Common Stock have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company and upon payment of the consideration thereof or provided for therein, then the Common Stock will be validly issued, fully paid and non-assessable, except as may be described in the Prospectus.

The opinions expressed herein are qualified in the following respects:

(1)
We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

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Exhibit 5.1

Proskauer Rose LLP 1585 Broadway New York, NY 10036-8299

(2)	This opinion is limited in all respects to federal laws, the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the references to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

Proskauer Rose LLP

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